77O Transactions effected pursuant to Rule 10f-3

On January 21, 2005, Columbia High Yield Fund (Fund) purchased 5,700,000 par value of common stock notes of Coventry Health Care, Inc. CVH 5 7/8 1/15/12 (Securities) for a total purchase price of $5,700,000 from Lehman Brothers pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: ABN Amro,;BNP Paribas:
BNY Capital Markets; Peper Jaffreay & Co; Wachovia Securities, Inc.

77O Transactions effected pursuant to Rule 10f-3

On March 3, 2005, Columbia High Yield Fund (Fund) purchased 7,775,000 par value of common stock notes of Host Marriott LP 6 3/8 (Securities) for a total purchase price of $7,775,000 from Goldman Sachs pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: BMO Nesbitt Burns/ Harris Nesbitt; Citigroup; BNP Paribas; Scotia Capital Inc.; TD Securities; Wachovia Securities, Inc.

77O Transactions effected pursuant to Rule 10f-3

On March 23, 2005, Columbia High Yield Fund (Fund) purchased 500,000 par value of common stock notes of Pogo Producing Co 6 5/8 (Securities) for a total purchase price of $4,955,050 from Goldman Sachs pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: BMO Nesbitt Burns/ Harris Nesbitt; Citigroup; BNP Paribas; Scotia Capital Inc.; TD Securities; Wachovia Securities, Inc.